1595 16th Avenue, Suite 201
Richmond Hill, Ontario
L4B 3N6
Tel: (416) 449-1710
Fax: (905) 940-9557

AGREEMENT OF PURCHASE AND SALE FOR: 98-102 RUTHERFORD ROAD SOUTH BRAMPTON, ONTARIO

FROM:	***CANADA CANNABIS CORP.*** ***(Purchaser)***
TO:	***I.L ROSEN LIMITED; TIME HOLDINGS LIMITED: TANAK GROUP LTD.*** ***(Vendor)***
BROKER:	***DTZ CANADA INC.***
AGENTS:	***CHRIS DENDA*** ***PETER A. SCHMIDT*** ***DANIEL HUBERT***
DATE:	***MARCH 24, 2014***

Initials

Purchaser | Vendor

AGREEMENT OF PURCHASE AND SALE

PURCHASER: CANADA CANNABIS CORP. agrees to purchase from

VENDOR: 1L ROSEN LIMITED; TIME HOLDINGS LIMITED; TANAK GROUP LTD. the following

REAL PROPERTY: 88-102 RUTHERFORD ROAD SOUTH in the City of Brampton legally described as PT LT 4 CON 2 E.H.S. CHINGUACOUSY PTS 1 TO 4, 43R17742; T/W BR48239 ; S/T BR51139 BRAMPTON (the "Property")

PURCHASE PRICE: ~~Thirteen Million Two Hundred Fifty Thousand Dollars~~ (CDN ~~$13,250,000.00~~)

$13,400,000 Thirteen Million Four Hundred Thousand Dollars

DEPOSIT:

As per Schedule A.

The Purchaser agrees to pay the balance of the Purchase Price, subject to the usual adjustments, by certified cheque to the Vendor on closing.

Schedules(s) A, B & C attached hereto and forming an integral part of this Agreement.

1. CHATTELS INCLUDED: all machinery, equipment, furnishings, chattels and other assets owned by the Vendor which are situated or located on the Property or form part thereof or used by the Vendor in the operation, use and maintenance of the Property.
2. FIXTURES INCLUDED: See Schedule A.
3. RENTAL ITEMS: The following equipment is rented and not included in the Purchase Price. The Purchaser agrees to assume the rental contract(s), if assumable: N/A
4. IRREVOCABILITY: This Offer shall be irrevocable by ~~Purchaser~~ until 4:00 pm on the 2nd day of April, 2014 after which time, if not accepted, this Offer shall be null and void and the deposit shall be returned to the Purchaser in full without interest.
5. COMPLETION DATE: See Schedule A. Upon completion, vacant possession of the Property shall be given to the Purchaser unless otherwise provided for in this Agreement. The Purchaser agrees to assume the tenants as setout in Schedule "C".
6. HST: If the sale of the property (Real Property as described above) is subject to Harmonized Sales Tax (HST), then such tax shall be in addition to the Purchase Price. The Seller will not collect HST if the Buyer provides to the Seller a warranty that the Buyer is registered under the Excise Tax Act ("ETA"), together with a copy of the Buyer's ETA registration, a warranty that the Buyer shall self-assess and remit the HST payable and file the prescribed form and shall indemnify the Seller in respect of any HST payable. The foregoing warranties shall not merge but shall survive the completion of the transaction. If the sale of the property is not subject to HST, Seller agrees to certify on or before closing, that the transaction is not subject to HST. Any HST on chattels, if applicable, is not included in the purchase price.
7. TITLE SEARCH: Purchaser shall be allowed until 21 days prior to closing (Requisition Date) to examine the title to the Property at his own expense to satisfy himself that there are no outstanding work orders or deficiency notices affecting the Property, that its present use (industrial) may be lawfully continued and that the principal building(s) may be insured against risk of fire. Vendor hereby consents to the municipality or other governmental agencies releasing to Purchaser details of all outstanding work orders affecting the Property, and Vendor agrees to execute and deliver such further authorizations in this regard as Purchaser may reasonably require.
8. FUTURE USE: Vendor and Purchaser agree that there is no representation or warranty of any kind that the future intended use of the Property by Purchaser is or will be lawful except as may be specifically provided for in this Agreement.
9. TITLE: Provided that the title to the property is good and free from all registered restrictions, charges, liens, and encumbrances except as otherwise specifically provided in this Agreement save and except for (a) any registered restrictions or covenants that run with the land providing that such are complied with; (b) any registered municipal agreements and registered agreements with publicly regulated utilities providing such have been complied with, or security has been posted to ensure compliance and completion, as evidenced by a letter from the relevant municipality or regulated utility; (c) any minor easements for the supply of domestic utility or telephone services to the property or adjacent properties; and (d) any easements for drainage, storm or sanitary sewers, public utility lines, telephone lines, cable television lines or other services which do not materially affect the present use of the property. If within the specified times referred to in paragraph 8 any valid objection to title or to any outstanding work order or deficiency notice, or to the fact the said present use may not lawfully be continued, or that the principal building may not be insured against risk of fire is made in writing to Vendor and which Vendor is unable or unwilling to remove, remedy or satisfy or obtain insurance save and except against risk of fire (Title Insurance) in favour of the Purchaser and any mortgagee, (with all related costs at the expense of the Vendor), and which Purchaser will not waive, this Agreement notwithstanding any intermediate acts or negotiations in respect of such objections, shall be at an end and all monies paid shall be returned without interest or deduction and Vendor, Listing Brokerage and Co-operating Brokerage shall not be liable for any costs or damages. Save as to any valid objection so made by such day and except for any objection going to the root of the title, Purchaser shall be conclusively deemed to have accepted Vendor's title to the Property.
10. CLOSING ARRANGEMENTS: Where each of the Seller and Buyer retain a lawyer to complete the Agreement of Purchase and Sale of the property, and where the transaction will be completed by electronic registration pursuant to Part III of the Land Registration Reform Act, R.S.O. 1990, Chapter L4 and the Electronic Registration Act, S.O. 1991, Chapter 44, and any amendments thereto, the Seller and Buyer acknowledge and agree that the exchange of closing funds, non-registrable documents and other items (the "Requisite Deliveries") and the release thereof to the Seller and Buyer will (a) not occur at the same time as the registration of the transfer/deed (and any other documents intended to be registered in connection with the completion of this transaction) and (b) be subject to conditions whereby the lawyer(s) receiving any of the Requisite Deliveries will be required to hold same in trust and not release same except in accordance with the terms of a document registration agreement between the said lawyers. The Seller and Buyer irrevocably instruct the said lawyers to be bound by the document registration agreement which is recommended from time to time by the Law Society of Upper Canada. Unless otherwise agreed to by the lawyers, such exchange of the Requisite Deliveries will occur in the applicable Land Titles Office or such other location agreeable to both lawyers.
11. DOCUMENTS AND DISCHARGE: Subject to the Due Diligence Deliveries referred to in Section 8 of Schedule "A" to this Agreement, the Purchaser shall not call for the production of any title deed, abstract, survey or other evidence of title to the Property except such as are in the possession or control of Vendor. If requested by Purchaser, Vendor will deliver any sketch or survey of the property within Vendor's control to Purchaser as soon as possible and prior to the Requisition Date. If a discharge of any Charge/Mortgage held by a corporation incorporated pursuant to the Trust And Loan Companies Act (Canada), Chartered Bank, Trust Company, Credit Union, Caisse Populaire or Insurance Company and which is not to be assumed by Purchaser on completion, is not available in registrable form on completion, Purchaser agrees to accept Vendor's lawyer's personal undertaking to obtain, out of the closing funds, a discharge in registrable form and to register same, or cause same to be registered, on title within a reasonable period of time after completion, provided that on or before completion Vendor shall provide to Purchaser a mortgage statement prepared by the mortgagee setting out the balance required to obtain the discharge, and, where a real-time electronic cleared funds transfer system is not being used, a direction executed by Vendor directing payment to the mortgagee of the amount required to obtain the discharge out of the balance due on completion.
12. INSPECTION: Purchaser acknowledges having had the opportunity to inspect the property and understands that upon acceptance of this Offer there shall be a binding agreement of purchase and sale between Purchaser and Vendor (subject to the terms herein).
13. INSURANCE: All buildings and improvements on the Property and all other things being purchased hereunder shall be and remain until completion at the risk of the Vendor. Pending completion, Vendor will maintain insurance in respect of the Property in such amounts as a careful and prudent owner of similar property and premises would maintain and, until completion, Vendor shall hold all insurance policies, if any, and the proceeds thereof in trust for the parties as their interests may appear from time to time, and in the event of substantial damage, Purchaser may either terminate this Agreement and have all monies paid returned without interest or deduction or else take the proceeds of any insurance and complete the purchase. No insurance shall be transferred on completion. If Vendor is taking back a Charge/Mortgage, or Purchaser is assuming a Charge/Mortgage, Purchaser shall supply Vendor with reasonable evidence of adequate insurance to protect Vendor's or other mortgagee's interest on completion.

Initials

Purchaser	Vendor

AGREEMENT OF PURCHASE AND SALE

14. **PLANNING ACT**: This Agreement shall be effective to create an interest in the Property only if Vendor complies with the subdivision control provisions of the *Planning Act* by completion and Vendor covenants to proceed diligently at his expense to obtain any necessary consent by completion.

15. **DOCUMENT PREPARATION**: The Transfer/Deed shall, save for the Land Transfer Tax Affidavit, be prepared in registrable form at the expense of Vendor, and any Charge/Mortgage to be given back by the Purchaser to Vendor at the expense of the Purchaser. If requested by Purchaser, Vendor covenants that the Transfer/Deed to be delivered on completion shall contain the statements contemplated by Section 50 (22) of the *Planning Act*, R.S.O. 1990.

16. **RESIDENCY**: Purchaser shall be credited towards the Purchase Price with the amount, if any, necessary for Purchaser to pay to the Minister of National Revenue to satisfy Purchaser's liability in respect of tax payable by Vendor under the non-residency provisions of the *Income Tax Act* by reason of this sale. Purchaser shall not claim such credit if Vendor delivers on completion the prescribed certificate or a statutory declaration that Vendor is not then a non-resident of Canada.

17. **ADJUSTMENTS**: Any rents, mortgage interest, realty taxes including local improvement rates and unmetered public or private utility charges and unmetered cost of fuel, as applicable, and all other items normally adjusted between a vendor and purchaser on the sale of lands and buildings similar to the Property, shall be apportioned and allowed to the day of completion, the day of completion itself to be apportioned to the Purchaser. Any insurance maintained by the Vendor will not be transferred as of the Closing Date but will remain the responsibility of the Vendor until the Closing Date. The solicitor for the Vendor will deliver a statement of adjustments to the solicitor for the Purchaser not less than 5 days prior to the Closing Date.

18. **TIME LIMITS**: Time shall in all respects be of the essence hereof provided that the time for doing or completing of any matter provided for herein may be extended or abridged by an agreement in writing signed by Vendor and Purchaser or by their respective lawyers who may be specifically authorized in that regard.

19. **PROPERTY ASSESSMENT**: The Buyer and Seller hereby acknowledge that the Province of Ontario has implemented current value assessment and properties may be re-assessed on an annual basis. The Buyer and Seller agree that no claim will be made against the Buyer or Seller, or any Brokerage, Broker or Salesperson, for any changes in property tax as a result of a re-assessment of the property, save and except any property taxes that accrued prior to the completion of this transaction.

20. **TENDER**: Any tender of documents or money hereunder may be made upon Vendor or Purchaser or their respective lawyers on the day set for completion. Money may be tendered by bank draft or cheque certified by a Chartered Bank, Trust Company, Province of Ontario Savings Office, Credit Union or Caisse Populaire.

21. **FAMILY LAW ACT**: Vendor warrants that spousal consent is not necessary to this transaction under the provisions Of the Family Law Act, R.S.O. 1990 unless Seller's spouse has executed the consent hereinafter provided.

22. **UFFI**: Vendor represents and warrants to Purchaser that during the time Vendor has owned the property, Vendor has not caused any building on the property to be insulated with insulation containing urea-formaldehyde, and that to the best of Vendor's knowledge no building on the property contains or has ever contained insulation that contains urea-formaldehyde. This warranty shall survive and not merge on the completion of this transaction, and if the building is part of a multiple unit building, this warranty shall only apply to that part of the building which is the subject of this transaction.

23. **LEGAL ACCOUNTING AND ENVIRONMENT ADVICE**: The parties acknowledge that any information provided by the brokerage is not legal, tax or environmental advice, and that it has been recommended that the parties obtain independent professional advice prior to signing this document.

24. **CONSUMER REPORTS: The Purchaser is hereby notified that a consumer report containing credit and/or personal information may be referred to in connection with this transaction.**

25. **AGREEMENT IN WRITING**: If there is conflict or discrepancy between any provision added to this Agreement (including any Schedule attached hereto) and any provision in the standard pre-set portion hereof, the added provision shall supersede the standard pre-set provision to the extent of such conflict or discrepancy. This Agreement including any Schedule attached hereto, shall constitute the entire Agreement between Purchaser and Vendor. There is no representation, warranty, collateral agreement or condition, which affects this Agreement other than as expressed herein. For the purposes of this Agreement, vendor means seller and purchaser means buyer. This Agreement shall be read with all changes of gender or number required by the context.

26. **AGENCY**: It is understood that the brokers involved in the transaction represent the parties as set out in the Confirmation of Representation below.

27. **TIME AND DATE**: Any reference to a time and date in this Agreement shall mean the time and date where the property is located.

28. **SUCCESSORS AND ASSIGNS**: The heirs, executors, administrators, successors and assigns of the undersigned are bound by the terms herein.

DATED AT Toronto this 1st day of April 2014.

SIGNED, SEALED AND DELIVERED in the presence of: IN WITNESS whereof I have hereunto set my hand and seal:
CANADA CANNABIS CORP.

[signature] (Witness)	[signature] (Purchaser) Benjamin Ward	(Seal)	Date 04/01/14 [initials]
[signature] (Witness)	[signature] (Purchaser) Peter Strang	(Seal)	Date 04/01/14 [initials]

I, the Undersigned Vendor agree to the above Offer. I hereby irrevocably instruct my lawyer to pay directly to the Listing Brokerage the unpaid balance of the commission together with applicable Goods and Services Tax (and any other taxes as may hereafter be applicable), from the proceeds of the sale prior to any payment to the undersigned on completion, as advised by the Listing Brokerage to my lawyer.
DATED AT Toronto this 2nd day of April 2014.

SIGNED, SEALED AND DELIVERED in the presence of: IN WITNESS whereof I have hereunto set my hand and seal:
I.L. ROSEN LIMITED; TIME HOLDINGS LIMITED; TANAK GROUP LTD.

(Witness)	I.L. ROSEN LIMITED per [signature] ASO TIME HOLDINGS LIMITED [signature] ASO (Vendor)	(Seal)	April 2, 2014 Date April 2, 2014
(Witness)	TANAK GROUP LTD per [signature] ASO (Authorized Signing Officer)	(Seal)	Date April 2, 2014

SPOUSAL CONSENT: The Undersigned Spouse of the Vendor hereby consents to the disposition evidenced herein pursuant to the provisions of the Family Law Act, R.S.O. 1990, and hereby agrees with the Purchaser that he/she will execute all necessary or incidental documents to give full force and effect to the sale evidenced herein.

(Witness)	(Spouse)	(Seal)	Date

CONFIRMATION OF ACCEPTANCE: Notwithstanding anything contained herein to the contrary, I confirm this Agreement with all changes both typed and written was finally accepted by all parties at 4:00 pm a.m./p.m. this 2nd day of April, 20 2014.
[illegible signature] (Signature of Vendor or Purchaser)

INFORMATION ON BROKERAGE(S)

Listing Brokerage: DTZ Canada Inc. Tel No. 416 449 1710

Initials	
[initials]	[initials]
Purchaser	Vendor

AGREEMENT OF PURCHASE AND SALE

201-1595 Sixteenth Avenue, Richmond Hill, ON L4B 3N

Co-op/Purchaser Brokerage: DTZ Canada Inc. Tel No. 416 449 1710

201-1595 Sixteenth Avenue, Richmond Hill, ON L4B 3N

ACKNOWLEDGEMENT

I acknowledge receipt of my signed copy of this accepted Agreement of Purchase and Sale and I authorize the Agent to forward a copy to my lawyer.

_______________ Date _______________
(Vendor)

_______________ Date _______________
(Vendor)

*Address for Service _______________

Tel No ( )

Vendor's Lawyer Kestenberg Siegal Lipkus LLP Attention: Alan Siegal

Address: 65 Granby St Toronto, Ontario M5B 1H8

(416)342-1100 (416)342-1101

Tel. No FAX NO.

I acknowledge receipt of my signed copy of this accepted Agreement of Purchase and Sale and I authorize the Agent to forward a copy to my lawyer.

X [signature] Date 04/01/14 [initials]
(Purchaser)

X _______________ Date _______________
(Purchaser)

Address for Service: _______________

Tel.No ( )

Purchaser's Lawyer Schwartz and Schwartz PC Jeffrey Schwartz

Address: 258 Wilson Avenue, Toronto, Ontario M3H 1S6

(416)636-1949 (416)636-3431

Tel. No. FAX NO.:

FOR OFFICE USE ONLY
COMMISSION TRUST AGREEMENT

To: Co-operating Broker shown on the foregoing Agreement of Purchase and Sale:
In consideration for the Co-operating Brokerage procuring the foregoing Agreement of Purchase and Sale, I hereby declare that all monies received or receivable by me in connection with the Transaction as contemplated in the MLS Rules and Regulations of my Real Estate Board shall be receivable and held in trust. This agreement shall constitute a Commission Trust Agreement as defined in the MLS Rules and shall be subject to and governed by the MLS Rules pertaining to Commission Trust.

DATED as of the date and time of the acceptance of the foregoing Agreement of Acknowledged by:
Purchase and Sale.

Signature of Listing Broker or authorized representative

Signature of Co-operating Broker or authorised representative

Initials

[initials] [initials]

Purchaser Vendor

SCHEDULE "A"

To be read with and form a part of this Agreement of Purchase and Sale between:

LL ROSEN LIMITED; TIME HOLDINGS LIMITED; TANAK GROUP LTD. (VENDOR) &
CANADA CANNABIS CORP. (PURCHASER)

1 **DEPOSIT**

The Purchaser shall submit upon acceptance of this Offer, ~~Two Hundred Thousand ($200,000.00)~~ Five Hundred Thousand Dollars ($500,000.00) Canadian dollars by certified cheque payable to the Agent as a [illegible] Deposit to be held by him in trust pending completion or other termination of this Agreement and to be credited towards the Purchase Price on completion. Deposit to be placed in an interest bearing account with interest accruing to the credit of the Purchaser. Deposit will be returned if closing does not occur as a result of Vendor's default.

2 **FURTHER DEPOSIT**

~~The Purchaser [illegible] Three Thousand ($300,000.00) Canadian dollars by certified cheque payable to the Agent as a further deposit to be held by him in trust pending completion or other termination of this Agreement and to be credited towards the Purchase Price on completion. Deposit to be placed in an interest bearing account with interest accruing to the credit of the Purchaser.~~

3 **BALANCE**

Purchaser agrees to pay to the Vendor on closing the balance of the purchase price by cash or certified cheque, subject to the usual adjustments.

4 **DELIVERY OF DOCUMENTS AND INSPECTIONS**

a) That the Vendor make available to the Purchaser or its solicitors at its sole cost within Three (3) business days of acceptance of this Offer, if not already provided, any land & building plans, structural plans and mechanical and electrical specifications, current soil reports, current Tenant lease(s), current environmental testing or reports, current utilities invoices, current realty tax billings, and current assessments, any current abstract documentation and any current documents that have a material effect on the said real property in respect of the property in the Vendor's possession or under its control.

b) Purchaser acknowledges receipt of the survey dated September 12, 1980 of the subject property and building which the Vendor, to the best of its knowledge and belief and without independent verification, represents and warrants is accurate and shows the current location of all buildings, out-buildings, structures, lanes, set-backs, rights of way and fencing, save and except for the removal of certain loading docks at the north and south extremities of the building.

5 **REPRESENTATIONS AND WARRANTIES**

The Vendor represents and warrants to the Purchaser that, to its knowledge:

a) the Vendor has not received any form of notice whatsoever from any governmental authority, nor notice of any claim by any contractor, in respect of any tenant's work which has been completed or is currently being conducted on the Property;

b) The Vendor is not party to any on-going litigation that may materially affect this transaction.

c) Provided that if following the date of execution hereof and prior to the Closing Date, any work orders, fire upgrading requirements, Department of Labour, environmental conservation or health orders or other governmental orders or notices of building deficiencies or irregularities, or any breach stated herein, ordered or directed or required to be done or remedied, same shall be completed forthwith by and at the sole cost and expense of the Vendor, to the satisfaction of such ordering authority.

d) the Vendor is not a party to, or threatened with, any litigation or other proceedings which affects or might be reasonably anticipated to affect its title or its ability to sell the Property and, without limitation, the Vendor has not received notice of any expropriation proceedings having been threatened or commenced with respect to all or any portion of the Property.

These representations and warranties will also be true at and will survive the Completion Date for a period of one year from date of closing. It is understood that the Purchaser has relied on these representations in making this agreement.

Notwithstanding any other provision hereof, the Vendor, at its sole option, may either remedy a breach of any of the above or terminate the transaction and return deposit and be released from all obligations hereunder.

Subject only to the foregoing, the Purchaser shall accept the Property in an "as is" condition and, except as expressly set out in this Agreement, the Vendor makes no warranty, representation or covenant and is subject to no obligation whatsoever respecting the physical or environmental condition or use thereof, or respecting the compliance thereof with any law, by-law, regulation, code, standard or agreement of, or administered by, any municipality, utility or other government or authority, fire insurance underwriters, or anyone else, or respecting any other matter or thing of any kind or nature whatsoever.

6. **DELIVERIES ON CLOSING**

On or before the Closing Date, the Vendor will cause its solicitors to deliver to the Purchaser's solicitors the following items (the "Vendor's Closing Documents"), duly executed by the Vendor or any other party as appropriate and in registrable form wherever appropriate:

a) a declaration of possession of a senior officer of one of the Vendors, ~~declaring as to such matters relating to the transaction as the Purchaser may reasonably require.~~)

b) a special resolution of each of the Vendors authorizing the sale in accordance with the terms hereof;

c) an undertaking by the Vendors to readjust as of Closing all items on or inadvertently omitted from the Statement of Adjustments.

d) registered discharges in respect of any filings under the Personal Property Security Act (Ontario) ("PPSA") which state that they affect and do in fact affect the Purchased Assets or confirmation that the filings under the PPSA against the Vendor or any predecessor company do not affect the Purchased Assets.

e) the Statement of Adjustments;

f) an assignment of the Leases.

Initials	
Purchaser	Vendor

Page 2 of Schedule "A"

To be read with and form a part of this Agreement of Purchase and Sale between:

I.L ROSEN LIMITED; TIME HOLDINGS LIMITED: TANAK GROUP LTD. (VENDOR) &
CANADIAN CANNABIS CORP. (PURCHASER)

g) Tenant Estoppel Certificates from each of the tenants under the Leases in a form acceptable to the Purchaser, Purchaser's counsel and the Purchaser's lender's counsel, acting reasonably, provided if a Tenant has its own form of estoppel it will be accepted by the Purchaser and further provided so long as the Vendors use commercially reasonable best efforts to obtain such Tenant Estoppel Certificates and is unable to do so, that in lieu of any such estoppel certificate the Purchaser will accept a statutory declaration from a Senior Officer of a Vendor confirming the status of the lease and which declaration shall declare as terms of the lease/tenancy of such tenant are as represented in this Agreement.;

h) A declaration that the Vendors are not a non-resident of Canada pursuant to Section 116 of the Income Tax Act, Canada (to be verified)

i) all keys and like devices pertaining to the Property in the Vendor's possession;

j) all reasonably necessary deeds, conveyances, bills of sale, assurances, transfers, assignments and any other documentation reasonably required to transfer the Purchased Assets to the Purchaser with a good and marketable title, free and clear of encumbrances except for Permitted Encumbrances

On or before the Closing Date, the Purchaser will cause its solicitors to deliver to the Vendors' solicitors the following items (the "Purchaser Closing Deliveries), duly executed by the Purchaser or any other party as appropriate:

a) a certified cheque or bank draft drawn on a Canadian Schedule A Bank in the amount of the balance of the Purchase Price payable on Closing;

b) a H.S.T. certificate and Indemnity as provided for in this Agreement;

c) an undertaking by the Purchaser to readjust as of Closing all items on or inadvertently omitted from the Statement of Adjustments;

d) a direction to the City of Brampton in the form required by the Seller irrevocably directing the City of Brampton to pay any Tax Adjustments to the Seller other than the Buyer Portion as setout in section 21 below; and

e) such other documents and instruments as the Vendor may reasonably require to ensure completion of the purchase of the Property.

7. <u>CLOSING</u>

Unless the Agreement is otherwise terminated in accordance with its terms, closing shall be completed on the date (the "Closing Date") which is forty-five (45) calendar days from mutual acceptance of the Agreement of Purchase and Sale; provided, however, that if both parties consent, the Closing Date may be sooner than 45 calendar days.

8. <u>ADJUSTMENTS</u>

Adjustments shall be made as of the day of Closing with respect to rents, security deposits, taxes, utilities, fuel, water, interest on the deposit, and other similar items. Fire and other insurance shall not be transferred or adjusted. The day of Closing shall be for the Purchaser's account both as to revenue and expense.

9. <u>INQUIRIES</u>

The Vendor will provide the Purchaser or their representative with permission to make inquiries and receive information from third parties provided that no inspections will be authorized or permitted by third parties.

10. <u>PRIOR ENTRY</u>

Upon acceptance of this Offer and subject to tenants rights, the Vendor agrees to provide the Purchaser with reasonable access to the Premises prior to closing. The Purchaser agrees to provide the Vendor with at least one (1) business day notice.

11. <u>ASSIGNMENT</u>

This Offer, when duly accepted by both parties (and not until then), shall constitute a binding contract of purchase and sale and time shall be in all respects of the essence thereof. The agreement resulting from the acceptance of this Offer shall extend to and be binding upon and enure to the benefit of the parties hereto and their respective successors or assigns.

The Purchaser shall be permitted to assign this Agreement of Purchase and Sale to another Individual or entity (including, but not limited to, a United States corporation or other business entity) or to a private Ontario Corporation and upon Closing only, the Purchaser shall be relieved of any further personal liability thereafter.

12. <u>FIXTURES</u>

The Vendors agree not to remove any fixtures or building components owned by it including, but not necessary limited to, the following:

a) H.V.A.C. system
b) All existing leasehold improvements
c) Carpets where laid
d) Window coverings where attached, if any
e) Sprinkler system
f) Alarm System and wiring, including voice and data, if any
g) Electrical
h) Mechanicals
i) Plumbing fixtures where attached

13. <u>ADDITIONAL TAXES</u>

The Purchaser hereby acknowledges that it shall pay on the Closing Date, in addition to the purchase price all applicable federal and provincial taxes eligible in connection with the transaction contemplated by this Agreement, including, without limitation, goods and services tax, provincial sales tax and land transfer tax, and shall indemnify and hold harmless the Vendor and its agents for any failure to pay such taxes when due. The Vendor and Purchaser hereby agree to co-operate

Initials

Purchaser	Vendor

To be read with and form a part of this Agreement of Purchase and Sale between:

I.L ROSEN LIMITED; TIME HOLDINGS LIMITED: TANAK GROUP LTD. (VENDOR) &
CANADIAN CANNABIS CORP. (PURCHASER)

in completing and filing any elections necessary to obtain an exemption or other relief from such taxes provided that no liability shall accrue to the Vendor or its agents in connection therewith.

14. <u>PROVISIONS</u>

In the event of a conflict between any provision of this Schedule and any provision of the Agreement to which it is attached, the provision of this Schedule shall supersede any other provision to extent of such conflict.

15. <u>FACSIMILE CLAUSE</u>

The Purchaser and the Vendor acknowledge that this document has been transmitted by Facsimile machine or emailed scanned copies and that original copies will follow upon acceptance of this Agreement by both parties.

16. <u>TIME OF THE ESSENCE</u>

Time shall in all respects be of the essence hereof provided that the time for doing or completing of any matter provided for herein may be extended or abridged by an agreement in writing signed by the Vendor and the Purchaser or by their respective solicitors who are hereby expressly appointed in this regard.

17 <u>NOTICE</u>

Any notice which may be or is required or permitted to be given hereunder shall be in writing and shall be delivered in person, by telecopier or sent by registered mail postage prepaid addressed:

To the Purchaser and Vendor at:

DTZ Canada Inc.
1595 Sixteenth Avenue, Suite 201
Richmond Hill, Ontario
L4B 3N9

Attention: Mr. Chris Dende, Vice President
Telephone: 905-943-4034
Facsimile: 905-940-9567

And to the Vendors
c/o 250 Merton Street suite 405
Toronto, Ontario
M4S1B1
Facsimile: 416-485-0362

18. <u>AGENCY DISCLOSURE- DUAL AGENCY</u>

The parties to this transaction hereby acknowledge that the Listing Broker and Co-operating Broker are the same Firm, such that there has been, and is dual agency.

19. <u>LEGAL ADVICE</u>

The Parties to this Agreement acknowledge that DTZ Canada Inc. has recommended that they obtain advice from their independent Legal Counsel prior to signing this document. The Parties further acknowledge that no information provided by DTZ Canada Inc. and is to be construed as expert legal, tax or environmental advice.

20. <u>PURCHASER'S CONDITION</u>

~~This Offer and the Agreement resulting from the acceptance thereof shall be conditional for a period of Five (5) business days from the date of receipt by the Purchaser of the Vendor's Delivery of Documentation per Schedule A Clause [illegible] and this Agreement upon the Purchaser being satisfied in [illegible] and [illegible] discretion with the environmental condition of the property and the review of the Documents received from the Vendor.~~

VOID VOID VOID VOID VOID

~~If the Purchaser does not waive this condition within the timeframe prescribed herein, then this Agreement shall be null and void and all deposit monies including interest, shall be returned to the Purchaser in full without deduction and the parties hereto shall be released from all obligations hereunder. This condition is included for the benefit of the Purchaser and may be waived at their sole option.~~

VOID VOID VOID VOID VOID

21. Tax Adjustments

The Purchaser acknowledges and agrees that the Vendor has appealed the realty taxes for the years 2009 to 2013 inclusive and has make application(s) for a vacancy tax rebate with respect to the year 2013 and that any and all tax refunds or adjustments, including any vacancy tax rebate for the period of 2014 prior to the Closing ("Tax Adjustments") in favour of the Vendor will remain the property of the Vendor notwithstanding the closing of this transaction, except to the extent any such Tax Adjustment relates to the portion of 2014 subsequent to the Closing Date, such amounts to be to the account of the Purchaser ("Purchaser Portion").

The Purchaser will take all reasonably necessary steps to ensure that payment is made to the Vendor with respect to any Tax Adjustments other than the Purchaser Portion which will also include any vacancy tax rebate for the year 2014.

The Purchaser shall provide on closing a direction to the City of Brampton in the form required by the Vendor irrevocably directing the City of Brampton to pay any Tax Adjustments to the Vendor other than the Purchaser Portion.

The Purchaser further agrees to, from time to time, do, execute and deliver or shall cause to be done, executed and delivered all such further documents or other instruments as may reasonably be requested by the Vendor in order for the Tax Adjustments (other than the Purchaser Portion) to be paid to the Vendor.

Initials

Purchaser	Vendor

Page 4 of Schedule "A"

To be read with and form a part of this Agreement of Purchase and Sale between:

I.L ROSEN LIMITED; TIME HOLDINGS LIMITED: TANAK GROUP LTD. (VENDOR) &

CANADIAN CANNABIS CORP. (PURCHASER)

hereto shall be released from all obligations hereunder. This condition is included for the benefit of the Purchaser and may be waived at their sole option.

21. Tax Adjustments

The Purchaser acknowledges and agrees that the Vendor has appealed the realty taxes for the years 2009 to 2013 inclusive and has make application(s) for a vacancy tax rebate with respect to the year 2013 and that any and all tax refunds or adjustments including any vacancy tax rebate for the period of 2014 prior to the Closing ("Tax Adjustments") in favour of the Vendor will remain the property of the Vendor notwithstanding the closing of this transaction, except to the extent any such Tax Adjustment relates to the portion of 2014 subsequent to the Closing Date, such amounts to be to the account of the Purchaser ("Purchaser Portion")

The Purchaser will take all reasonably necessary steps to ensure that payment is made to the Vendor with respect to any Tax Adjustments other than the Purchaser Portion which will also include any vacancy tax rebate for the year 2014.

The Purchaser shall provide on closing a direction to the City of Brampton in the form required by the Vendor irrevocably directing the City of Brampton to pay any Tax Adjustments to the Vendor other than the Purchaser Portion.

The Purchaser further agrees to, from time to time, do, execute and deliver or shall cause to be done, executed and delivered all such further documents or other instruments as may reasonably be requested by the Vendor in order for the Tax Adjustments (other than the Purchaser Portion) to be paid to the Vendor

In the event any payment of a Tax Adjustment is made to the Purchaser or Vendor (or to an assignee or to a party claiming entitlement through either party) or credit on account of the Tax Adjustment is given to the Purchaser or Vendor (or to an assignee or to a party claiming entitlement through such party), and a portion of such amount is properly payable to the other party hereto pursuant to the terms hereof, then the Purchaser or Vendor, as the case may be, will immediately pay to the other the amount so received upon receipt or upon credit having been issued as the case may be.

22. DAMAGE TO PROPERTY

The Purchaser acknowledges that substantial damage has occurred to a portion of the two-story section of the building facing along Rutherford Road South as a result of a downburst wind associated with severe thunderstorms which was advised to have occurred on or about May 29, 2013. ~~The Vendor has advised and represented to the Purchaser that it intends to effect all repairs from the damage upon settlement of the claim with its insurers Aviva Insurance Policy REA81651688 claim number #8300028603. In the event such repairs have not been completed prior to Closing. The Purchaser agrees to close this transaction, as long as the Vendor provides satisfactory evidence of the Claim, that the insurer has acknowledged its requirement to pay for the damage and that such claim is to be paid within a reasonable time following the Closing.~~ Vendor agrees to provide Purchaser with copies of all correspondence, exchanges, acknowledgements, proof of loss and any quotations, invoices or other materials relating the damage, repair and claim. Vendor shall appropriately assign the benefit of the policy and claim and obtain such acknowledgment in writing from the insurer as is required by the Purchaser. Provided further that the Seller shall be responsible for the amount of any deductible that is required with respect to such claim under the said insurance policy.

In the event the insurance claim is assigned as aforesaid on closing that the repairs will be the responsibility of the Purchaser.

Provided further that if the insurance claim cannot be assigned as aforesaid on closing then the Vendor's solicitor will holdback from the purchase price the sum of $250,000 in trust to be released to the Vendors upon completion of the repairs by the Vendors within a reasonable time after closing. If such repairs are not completed by the Vendors within a reasonable time after closing the Purchaser may effect such repairs and will be re-imbursed for the cost of same out of the holdback monies with any surplus to be paid to the Vendor.

INITIAL HERE

Initials	
Purchaser	Vendor

Page 5 of Schedule "A"
To be read with and form a part of this Agreement of Purchase and Sale between:
I.L ROSEN LIMITED; TIME HOLDINGS LIMITED: TANAK GROUP LTD. (VENDOR) &
CANADIAN CANNABIS CORP. (PURCHASER)

SCHEDULE "B"

To be read with and form a part of this Agreement of Purchase and Sale between

I.L ROSEN LIMITED; TIME HOLDINGS LIMITED: TANAK GROUP LTD. (Vendor) &
CANADA CANNABIS CORP. (Purchaser)

98-102 RUTHERFORD ROAD SOUTH
SITE PLAN


RUTHERFORD
ROAD
SOUTH
SOUTH WING
NORTH WING
TWO STOREY CENTRE SECTION

Initials
Purchaser Vendor

SCHEDULE "C"

To be read with and form a part of this Agreement of Purchase and Sale between

I.L ROSEN LIMITED; TIME HOLDINGS LIMITED: TANAK GROUP LTD. (Vendor) &
CANADA CANNABIS CORP. (Purchaser)

RENT ROLL

98-102 RUTHERFORD ROAD SOUTH, BRAMPTON

RENT ROLL
DECEMBER 1, 2013

TENANTS	NET RENTABLE SQUARE FEET	ANNUAL NET RENTAL PER LEASE AND EXPIRY
Vacant	35,800	
[illegible] Logistics Inc.	38,000	April 1, 2013 to March 31, 2014 $[illegible] April 1, 2014 to March 31, 2015 $[illegible] April 1, 2015 to March 31, 2016 $[illegible] (Landlord may terminate on 4 months notice + $40,000 penalty)
[illegible] Industrial [illegible] Inc.	33,600	June 1, 2013 to May 31, 2014 $[illegible] June 1, 2014 to May 31, 2015 $120,960 June 1, 2015 to May 31, 2016 $[illegible] June 1, 2016 to May 31, 2017 $[illegible] (Landlord or Tenant may terminate on 4 months notice + $95,000 penalty)
Vacant	51,200	
[illegible] Industrial [illegible] Inc.	25,[illegible]	February 15, 2013 to February 28, 2014 $[illegible] March 1, 2014 to February 28, 2015 $[illegible] March 1, 2015 to February 29, 2016 $[illegible] March 1, 2016 to February 28, 2017 $[illegible] March 1, 2017 to February 28, 2018 $71,[illegible] (Landlord may terminate on 4 months notice + $40,000 penalty) (Tenant has option to renew for further 5 years) (If certain spaces in the building become available Landlord has obligation to inform of such availability at least 5 days before [illegible] to general public)
Vacant	27,326	
Vacant	[illegible]	
Vacant	41,000	
A. [illegible] Transport Ltd	28,000	month to month $[illegible]
[illegible] Outdoor Advertising	—	June 1, 2013 to May 31, 2014 $[illegible] (Landlord may terminate on 30 days notice)
C & J Paving Ltd.	—	month to month (Provides snow clearing and [illegible] maintenance services in lieu of rent for land [illegible] of building for storage of vehicles, equipment, etc. – verbal arrangement)
TOTALS	353,600	

E. & O.E.

Initials

Purchaser	Vendor
[signature]	[signature]